EXHIBIT 99.1

ASP Isotopes Set for Commercial Launch with Completion of first Isotopes Enrichment Facility

ASP Isotopes Inc. NASDAQ: ASPI ("ASPI”, the “Company”, “us”, “we” or “our”), an advanced materials company dedicated to the development of technology and processes designed to produce isotopes for use in multiple industries, today announced that it has successfully concluded the construction and cold commissioning of its light isotope enrichment facility in Pretoria, South Africa.  The Company achieved this milestone approximately three months faster than it originally anticipated.

The Company’s new facility is currently operating and enriching isotopes in line with management’s expectations, based on prior extensive R&D experiments conducted by ASPI and mathematical models.  The Company previously entered into a Memorandum of Understanding with a North American customer for the entire production of its new facility. After the facility’s initial processing of material to obtain the desired performance output, management expects the facility to generate initial revenues and cash flow during the later part of 2023.

“The start-up of our first isotope enrichment facility is a major milestone for our company.  We look forward to it entering commercial production later this year.  I would like to thank all the employees who have worked extremely hard during the last 6 months to bring this facility to completion” said Paul Mann, ASPI’s Chairman and CEO.

Management believes that there is an urgent need for reliable and cost-efficient isotope suppliers, as many historically already fragile supply chains have been interrupted by current geopolitical events. The Company’s facility is designed for the enrichment of isotopes with low molecular masses. Management believes that the plant has the capability to enrich products such as Silicon-28, Carbon-13 and Carbon-14 and Oxygen-18.

About ASP Isotopes Inc.

ASPI is an advanced materials company dedicated to the development of technology and processes designed to produce isotopes used in multiple industries. We have an exclusive license to use proprietary technology, the Aerodynamic Separation Process (“ASP technology”) for the production, distribution, marketing and sale of all isotopes.

Our initial focus is on the production and commercialization of enriched Carbon-14, Silicon-28 and Molybdenum-100 (“Mo-100”), and we are constructing two commercial scale isotope enrichment plants in Pretoria, South Africa.  We believe Silicon-28 has the potential use in advanced semiconductors and the quantum computing end markets, and Carbon-14, which has potential application in the pharma/agrochemical target end market. We believe that the Mo-100 we plan to develop using the our technology has significant potential advantages for use in the preparation of nuclear imaging agents by radiopharmacies and others in the medical industry.

In addition, we are considering future development of its facilities for the separation of Zinc-68, Ytterbium-176, Zinc-67, Nickel-64 and Xenon-136 for potential use in the healthcare target end market, and Uranium-235, Chlorine -37 and Lithium-6 for potential use in the nuclear energy target end market.

We are incorporated in Delaware in September 2021. Our principal executive offices are located at 433 Plaza Real, Suite 275, Boca Raton, Florida 33432, and our telephone number is (561) 709-3034. Our website address is www.aspisotopes.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended and the Securities Litigation Reform Act of 1995. The Company may also make written or oral "forward-looking statements" in documents filed with the U.S. Securities and Exchange Commission, in press releases, in reports to stockholders and in other materials or communications describing the Company.  These "forward-looking statements" involve a number of risks, uncertainties, assumptions and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from such statements. For a more detailed description of these risks, uncertainties, assumptions and other factors, please see the Company’s filings with the Securities and Exchange Commission, (and in particular the "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s SEC filings). Readers are cautioned not to put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we have no intention and undertake no obligation to update or revise any of them in light of new information, future events or otherwise. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Robert Ainscow – Interim Chief Financial Officer

ir@aspisotopes.com

Dave Gentry – RedChip

dave@redchip.com

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